GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

April 23, 2008	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS 2nd SUCCESSIVE QUARTER OF RECORD EARNINGS

Summary

German American Bancorp, Inc. today reported record 1st quarter 2008 net income of $3,020,000, or $0.27 per share, an increase of $1,541,000 from the $1,479,000, or $0.13 per share, reported in the 1st quarter of 2007. This record level of quarterly earnings, which represents the first time the Company’s quarterly earnings have exceeded the $3 million mark, comes on the heels of the Company’s previously reported record quarterly earnings of $2,775,000, or $0.25 per share, in the 4th quarter of 2007.

In comparison to the 1st quarter of last year, the Company reported significantly enhanced performance within every income statement category as revenue from net interest income increased by $744,000, or 8%, and non-interest income revenue increased by $1,080,000, or 27%, with approximately $425,000 of the non-interest income increase driven by a higher level of contingency commission generated within the Company’s insurance operations.

The Company’s provision for loan losses during the 1st quarter of this year declined by $584,000, or 30%, from the level recorded in the same quarter last year. Additionally, this year’s total non-interest expenses decreased by $128,000, or 1%, resulting from a reduction in salaries and benefits expense of $176,000, or 3%, relative to personnel expenses during the same quarter last year. Other non-interest expenses were relatively flat during the 1st quarter of 2008, increasing by only $48,000, or 1%, as compared to last year’s 1st quarter level of other non-interest expense.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Commenting on the Company’s 2nd successive quarter of record earnings, driven by a combination of both strong revenue growth and impressive cost control, Mark Schroeder, President & CEO of German American Bancorp, Inc., stated, “The record earnings level we’ve reported in recent quarters is the culmination of the efforts, over the course of the past several years, of our dedicated staff to properly position German American to optimize our level of net interest income in the current interest rate environment and to capitalize upon the expansion of our banking operations into the Bloomington, Indiana market area and of our product offerings into the insurance and investment lines of business. Additionally, as part of our ongoing effectiveness review process, we have been able to execute these market and product line expansions while controlling our level of operating costs. We are very pleased that our shareholders are reaping the rewards of our efforts in the form of this record level of earnings.”

Schroeder continued, “It is particularly gratifying that we have been able to generate record earnings at a time when many of our banking competitors, and the banking industry in general, are experiencing significant earnings challenges. We recognize that many of these competitors are facing significant asset quality issues, and while the overall level of our asset quality remains moderate, we are closely monitoring the status of our loan portfolio in light of the apparent weakening of general economic conditions throughout the country. Clearly, our business model, which is based on customer responsiveness and local decision-making, coupled with our financial professionals, who intimately know their local markets, and our wide array of offerings of state-of-the-art banking, investment, and insurance products and services is being embraced by the agricultural, commercial and retail businesses along with consumers located throughout our market area.  We remain committed to the continuation of this proven successful strategy of enhancing long-term shareholder value and believe the market will, utilizing a long-term perspective, recognize the inherent value of German American’s franchise.”

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on May 20, 2008 to shareholders of record as of May 10, 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

 Balance Sheet Highlights

End-of-period loans outstanding totaled $858.6 million at March 31, 2008 an increase of $47.8 million or 6% from March 31, 2007. Commercial loans increased $44.0 million or 10% and agricultural loans increased $9.8 million or 7% as of March 31, 2008 compared with March 31, 2007. Residential mortgage loans and consumer loans decreased $6.0 million or 2% during that same period.

Average loans outstanding totaled $868.4 million, an increase of $69.2 million or 9% during the first quarter of 2008 compared with the same quarter of 2007. Average commercial and agricultural loans totaled $618.2 million, an increase of $66.5 million or 12% during the quarter ended March 31, 2008 compared with the same quarter of the prior year. Average residential mortgage loans and consumer loans totaled $250.2 million during the quarter ended March 31, 2008 representing an increase of $2.7 million or 1% over 2007.

Non-performing loans totaled $9.3 million at March 31, 2008, an increase of $5.0 million over year-end 2007. The majority of the increase was related to a single commercial real estate credit which is secured by a newly constructed apartment complex. This level of non-performing loans represents 1.09% of total loans outstanding at March 31, 2008 an increase from 0.50% as of year-end 2007.

End-of-period deposits totaled $916.7 million at March 31, 2008 an increase of $35.3 million or 4% from March 31, 2007. Non-maturity deposits including demand deposits, savings accounts and money market demand accounts increased $87.5 million or 19% at March 31, 2008 compared to March 31, 2007. Time deposits declined $52.2 million or 12% during the same time period.

Average deposits totaled $904.2 million an increase of $32.2 million or 4% during the first quarter of 2008 compared with the same quarter of 2007. Average non-maturity deposits totaled $511.6 million, an increase of $60.8 million or 13% during the quarter ended March 31, 2008 compared with the same quarter of the prior year. Average certificates of deposit under $100,000 totaled $278.3 million during the quarter ended March 31, 2008, representing a modest decline of $3.4 million or 1% over 2007. The average balance of certificates of deposit greater than $100,000 and brokered deposits totaled $114.4 million during the first quarter of 2008 representing a decline of $25.2 million or 18% over 2007.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Income Statement Highlights

Net income for the first quarter of 2008 totaled $3,020,000, an increase of $1,541,000 or 104% over first quarter 2007 net income of $1,479,000.

During the quarter ended March 31, 2008 net interest income totaled $10,119,000 representing an increase of $744,000 or 8% over the first quarter of 2007. The tax equivalent net interest margin for the first quarter 2008 was 3.89% compared to 3.86% for the first quarter of 2007. The yield on earning assets totaled 6.83% during the quarter ended March 31, 2008 compared to 7.09% in the same period of 2007 while the cost of funds totaled 2.94% during 2008 compared to 3.23% in 2007.

In the first quarter of 2008, net interest income was positively impacted by the accretion of $295,000 of discount on $15 million of called agency bonds and the recovery of $170,000 of interest on a non-performing loan that was collected in full during the quarter ended March 31, 2008. The above two items totaled $465,000, or approximately 18 basis points of the first quarter 2008 net interest margin. Without these two items in the first quarter of 2008, the net interest margin would have totaled 3.72% with the yield on earning assets at 6.66%.

The provision for loan loss totaled $1,344,000 during the quarter ended March 31, 2008, representing a decline of $584,000 or 30% from the first quarter 2007 provision of $1,928,000. During the first quarter of 2008 the annualized provision for loan loss represented approximately 62 basis points of average loans while annualized net charge-offs represented approximately 9 basis points of average loans. The most significant portion of the provision was for the non-performing loan secured by an apartment complex discussed earlier. During the first quarter of 2007, the provision for loan loss included an allocation of $1,460,000 related to a single commercial credit facility secured by two hotel properties which were acquired by deed-in-lieu of foreclosure in the first quarter 2007 and subsequently sold in the second quarter of 2007.

During the first quarter of 2008, non-interest income totaled $5,032,000 representing an increase of $1,080,000 or 27% over the first quarter of 2007.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Deposit service charges and fees totaled $1,183,000 during the quarter ended March 31, 2008 representing an increase of $265,000 or 29% over the same period of 2007. The increase was attributable to a combination of increased gross fees and a reduced level of refunded and waived fees.

During the first quarter of 2008, insurance commission and fees totaled $1,903,000 which is an increase of $399,000 or 27% compared to the first quarter of 2007. The increase was attributable to an increase of $425,000 in contingency revenue at the Company’s property and casualty insurance subsidiary, German American Insurance.

During the quarter ended March 31, 2008, the net gain on sale of residential loans totaled $324,000, an increase of $164,000 or 103% over the gain of $160,000 in recognized in the quarter ended March 31, 2007. The increase was primarily attributable to higher levels of residential loan sales which totaled $28.4 million in the first three months of 2008, compared to $12.1 million in the same period of 2007.

The Company recognized a net gain on securities of $285,000 in the first quarter of 2008. The Company sold approximately $16 million of agency mortgage related securities at a gain of $189,000 during 2008. In addition, the Company recognized a gain of $96,000 on the mandatory redemption on a portion of VISA stock acquired as part of initial public offering of VISA, Inc.

During the quarter ended March 31, 2008, non-interest expense totaled $9,348,000, a decline of $128,000 or 1% from the same period of 2007.

Salaries and benefits totaled $5,327,000 in the first three months of 2008 representing a decline of $176,000 or 3% from 2007. The decline was largely attributable to a decrease of approximately 30 full-time equivalent employees, or 8%, during the first quarter of 2008 compared with 2007. The decline in salaries and benefits was also achieved despite a recognition of $269,000 for post-retirement benefits for employees that was accrued as part of the Company’s formal review of effectiveness and efficiency.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

In the quarter ended 2008, occupancy and furniture, fixtures and equipment expense totaled $1,472,000, an increase of $122,000 or 9% compared to 2007. The increase was largely attributable to higher levels of real estate taxes and higher levels of furniture, fixtures and equipment depreciation. Professional fees increased $173,000 during 2008 compared with 2007 due primarily to professional fees associated with the Company’s formal review of effectiveness and efficiency and the formation of a real estate investment trust.

During the first quarter of 2008, collection costs declined by $119,000 compared with 2007. The decline was largely due to elevated levels in 2007 related to the resolution of the previously discussed hotel credits. In addition, in the first three months of 2008, losses related to fraudulent ATM/debit card transactions decreased by $55,000.

*****

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with six insurance agency offices throughout its market area.

*****

Forward-Looking Statements

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

German American’s statements in this press release regarding its outlook for its future financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31,
	2008	2007

ASSETS
Cash and Due from Banks	$28,209	$21,175
Short-term Investments	60,888	3,394
Investment Securities	145,807	173,192

Loans Held-for-Sale	6,613	2,009

Loans, Net of Unearned Income	858,589	810,789
Allowance for Loan Losses	(9,198)	(7,620)
Net Loans	849,391	803,169

Stock in FHLB and Other Restricted Stock	10,621	10,621
Premises and Equipment	23,152	23,873
Goodwill and Other Intangible Assets	13,463	14,356
Other Assets	36,816	39,248
TOTAL ASSETS	$1,174,960	$1,091,037

LIABILITIES
Non-interest-bearing Demand Deposits	$142,281	$138,709
Interest-bearing Demand, Savings, and
Money Market Accounts	399,789	315,820
Time Deposits	374,605	426,800
Total Deposits	916,675	881,329

Borrowings	144,454	103,395
Other Liabilities	14,364	13,707
TOTAL LIABILITIES	1,075,493	998,431

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,437	79,300
Retained Earnings	17,869	13,387
Accumulated Other Comprehensive Income (Loss)	2,161	(81)
TOTAL SHAREHOLDERS' EQUITY	99,467	92,606

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,174,960	$1,091,037

END OF PERIOD SHARES OUTSTANDING	11,029,484	11,029,612

BOOK VALUE PER SHARE	$9.02	$8.40

Consolidated Statements of Income

	Three Months Ended
	March 31,
	2008	2007

INTEREST INCOME
Interest and Fees on Loans	$15,459	$15,067
Interest on Short-term Investments	186	120
Interest and Dividends on Investment Securities	2,180	2,142
TOTAL INTEREST INCOME	17,825	17,329

INTEREST EXPENSE
Interest on Deposits	6,187	6,430
Interest on Borrowings	1,519	1,524
TOTAL INTEREST EXPENSE	7,706	7,954

NET INTEREST INCOME	10,119	9,375
Provision for Loan Losses	1,344	1,928
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,775	7,447

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	324	160
Net Gain on Securities	285	-
Other Non-interest Income	4,423	3,792
TOTAL NON-INTEREST INCOME	5,032	3,952

NON-INTEREST EXPENSE
Salaries and Benefits	5,327	5,503
Other Non-interest Expenses	4,021	3,973
TOTAL NON-INTEREST EXPENSE	9,348	9,476

Income before Income Taxes	4,459	1,923
Income Tax Expense	1,439	444

NET INCOME	$3,020	$1,479

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.27	$0.13

WEIGHTED AVERAGE SHARES OUTSTANDING	11,029,484	11,008,562
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,029,607	11,016,930

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2008	2007
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.06%	0.54%
Annualized Return on Average Equity	12.29%	6.37%
Net Interest Margin	3.89%	3.86%
Efficiency Ratio (1)	61.19%	70.17%
Net Overhead Expense to Average Earning Assets (2)	1.64%	2.21%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.09%	0.72%
Allowance for Loan Losses to Period End Loans	1.07%	0.94%
Non-performing Assets to Period End Assets	0.91%	0.83%
Non-performing Loans to Period End Loans	1.09%	0.75%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,144,828	$1,090,037
Average Earning Assets	$1,055,886	$998,195
Average Total Loans	$868,421	$799,238
Average Demand Deposits	$134,835	$133,499
Average Interest Bearing Liabilities	$897,373	$850,386
Average Equity	$98,295	$92,808

Period End Non-performing Assets (3)	$10,730	$9,102
Period End Non-performing Loans (4)	$9,332	$6,114

Tax Equivalent Net Interest Income	$10,244	$9,552
Net Charge-offs during Period	$190	$1,437

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.